EXHIBIT 10.9


                     SETTLEMENT AND MUTUAL RELEASE AGREEMENT
                     ---------------------------------------

      THIS SETTLEMENT AND MUTUAL RELEASE AGREEMENT (hereinafter "Agreement") is effective as of the 20th day of October, 2005, by and between Table Mountain Rancheria, a federally-recognized Indian Tribe (hereinafter referenced as "Table Mountain" or "the Tribe") and American Vantage Companies, a Nevada corporation, formerly known as American Casino Enterprises, Inc. (hereinafter referenced as "AVC"), and is entered into in the County of Fresno, State of California. Each of the foregoing Parties to this Agreement is at times herein referenced as a "Party" and all of the foregoing Parties are at times herein collectively referenced as the "Parties." This Agreement relates to each and every Party regardless of capacity, as hereinafter set forth.

                                    RECITALS

      A. In or around July 1991, November 1992, and March 1993, AVC and the then-acting Tribal Council Chairperson for Table Mountain executed a series of management contracts (the "Management Agreements"). Table Mountain contended--and AVC disputed--these Agreements were not validly or properly executed, and were illegal under state and federal law, and therefore all amounts paid AVC under such Management Agreements were subject to refund. The Tribe further contended--and AVC disputed--these Agreements were otherwise unenforceable on the ground that the Tribe's sovereign immunity was never waived in connection with these Management Agreements and thus remains intact.

      B. In or around February 1996, AVC and the then-acting Tribal Council Chairperson for Table Mountain executed a termination contract (the "Termination Agreement"), which contract Table Mountain contended--and AVC disputed--was not validly or properly executed, and is otherwise unenforceable, in part, because the Tribe's sovereign immunity was not waived in connection with this Termination Agreement and thus remains intact.

      C. In or around February 1996, AVC and the then-acting Tribal Council Chairperson for Table Mountain executed a consulting contract (the "Consulting Agreement"), which contract Table Mountain contended--and AVC disputed--was not validly or properly executed, and is otherwise unenforceable, in part, because the Tribe's sovereign immunity was not waived in connection with this Consulting Agreement and thus remains intact.

      D. In or around May 1997 and November 1997, AVC and the then-acting Tribal Council Chairperson for Table Mountain executed amendments to the Consulting Agreement (the "Consulting Agreement Amendments"), amendments that Table Mountain contended--and AVC disputed--were not validly or properly executed, and are otherwise unenforceable, in part, because the Tribe's sovereign immunity was not waived in connection with these Consulting Agreement Amendments and thus remains intact.

      E. AVC contended, and Table Mountain denied, that in or around July 1998 Table Mountain executed a promissory note (the "Note") in favor of AVC in the sum of $2,900,000. Table Mountain contended--and AVC disputed--the Note was not validly or properly executed, and is otherwise unenforceable, in part, because the Tribe's sovereign immunity was not waived in connection with the Note and thus remains intact.

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      F. In or around June 1999, AVC sued Table Mountain in the United States
District Court for the Eastern District of California, styled American Vantage Companies, Inc. v. Table Mountain Rancheria and having Case Number CIV-F-99-5826 AWI (DLB), seeking relief on the Termination Agreement, the Consulting Agreement, the Consulting Agreement Amendments and the Note. Table Mountain filed a counterclaim seeking return of all funds paid by Table Mountain to American Vantage under the Management Agreements. The District Court dismissed the entire action (including Table Mountain's counterclaim) for lack of subject matter jurisdiction, declining to reach the question of whether Table Mountain's sovereign immunity also barred the suit for lack of jurisdiction. AVC appealed the District Court's dismissal to the Ninth Circuit Court of Appeals, under Case Number 00-17355, and the Ninth Circuit affirmed the District Court's decision dismissing the action for lack of subject matter jurisdiction. The foregoing District Court and Ninth Circuit Appellate Court cases are collectively referenced as the "Federal Action," and the Parties agree the judgment in the Federal Action is final.

      G. In or around December 2000, before the Federal Action had finally resolved, AVC sued Table Mountain in the Superior Court of the State of California, in and for the County of Fresno, styled American Vantage Companies
v. Table Mountain Rancheria and having Case Number 00 CECG 11542, seeking relief on the Termination Agreement, the Consulting Agreement and the Consulting Agreement Amendments. The Superior Court twice dismissed AVC's state court action on jurisdictional grounds--first, on the ground federal law completely preempted the action and deprived the state court of jurisdiction, and thereafter, on the ground the Tribe's sovereign immunity remained intact, again depriving the state court of jurisdiction. AVC appealed the successive dismissals to the Court of Appeal of the State of California, Fifth Appellate District, under Case Numbers F038121 and F045223. The Court of Appeal reversed the first order dismissing the action on complete preemption grounds, but thereafter, on the basis of its de novo review and own factual findings, affirmed the second order dismissing the action on the ground the Tribe had not waived its sovereign immunity. AVC has now filed a Petition for Review with the California Supreme Court in connection with the Court of Appeal's affirmance of the dismissal, and such Petition is presently pending for consideration (the "Pending Petition"). The aforementioned superior court action, intermediate appeals to the California Court of Appeal, Fifth Appellate District, and the Pending Petition are collectively referenced as the "State Court Action."

      H. The Parties desire to enter into this Agreement in order to settle, release and discharge any and all claims which they have, or may have, against one another as of the date of this Agreement, including, without limitation, claims arising from, pertaining to, or concerning the Management Agreements, the Termination Agreement, the Consulting Agreement, the Consulting Agreement Amendments, the Note, and any other claims which are, or might have been, the subject matter of the Federal Action, the State Court Action, and any other action for any relief whatsoever that either Party might possess against the other in connection with AVC's provision of management and/or consulting services in connection with the Tribe's gaming facility.

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                         TERMS OF SETTLEMENT AND RELEASE

      NOW, THEREFORE, in consideration of the following terms, covenants, and conditions, and in reliance on the various representations and warranties set forth below, the Parties agree as follows:

1. SETTLEMENT PAYMENT FOR WITHDRAWAL OF PENDING PETITION AND GENERAL RELEASE AND DISCHARGE OF CLAIMS

      1.1   Settlement Amount

            In consideration of AVC's release and discharge of claims and AVC's warranties and promises set forth in this Agreement, including, but not limited to, the withdrawal of the Pending Petition, Table Mountain shall pay to AVC a total of Twenty-Five Thousand Dollars and No Cents ($25,000.00) (hereinafter "Settlement Amount") as set forth in Subsection 1.2 of this Agreement.

      1.2   Payment, Manner and Completion

            (A) Table Mountain shall pay the Settlement Amount to AVC, as specified in this Paragraph (A), in exchange for the delivery to legal counsel for Table Mountain (record counsel in the Federal and State Court Actions) AVC's and its legal counsel's original authorized signature to this Agreement and the duly executed Withdrawal Of Petition For Review required in Section 2 of this Agreement. Payment of the Settlement Amount shall be made in the form of either a cashier's check or other check on certified funds payable to the order of "American Vantage Companies and Shopoff & Cavallo." Table Mountain shall cause payment of the Settlement Amount to be delivered to AVC's counsel of record, Shopoff & Cavallo.

            (B) Table Mountain's payment obligation under this Agreement shall be deemed fully performed and discharged, and AVC shall have no right to further payment from Table Mountain, arising out of this Agreement or otherwise, once Table Mountain has tendered the Settlement Amount in accordance with Paragraph
(A) of this Subsection.

2.    WITHDRAWAL OF PENDING PETITION

            Contemporaneously with Table Mountain delivery of a cashier's check for the Settlement Amount to AVC as well as Table Mountain's and its counsel's original signature to this Agreement, AVC shall deliver to Table Mountain a duly executed Withdrawal Of Petition For Review for filing with the California Supreme Court in accordance with this Section. Said Withdrawal Of Petition For Review shall manifest AVC's complete withdrawal of the Pending Petition due to it having been made moot by this settlement and release of the claims underlying the State Court Action. Table Mountain will then be responsible for the filing of such Withdrawal of Petition for Review. AVC shall promptly execute and file any other documents that may be necessary to completely terminate the State Court Action as a result of this settlement. AVC acknowledges and agrees that upon the withdrawal of the Pending Petition, the Superior Court's judgment of dismissal of the State Court Action shall be final.

3.    MUTUAL RELEASE OF CLAIMS

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      3.1   AVC's Release


            AVC, on behalf of itself, and its past, present, and future directors, officers, shareholders, owners, agents, employees, subrogees, estates, beneficiaries, representatives, executors, administrators, attorneys, insurers, parent, subsidiaries, predecessors and successors in interest, and assigns, and each of them, and all those claiming by, through, under or in concert with AVC, hereby absolutely, forever and fully, generally and specifically, releases and discharges Table Mountain and Table Mountain's past, present, and future tribal members, General Council, Tribal Council, Tribal Chairperson, agents, employers, employees, joint venturers, representatives, heirs, spouse, children, issue, estates, beneficiaries, trustors, trustees, executors, administrators, attorneys, insurers, predecessors and successors in interest, assigns, and any other person, firm, or corporation with whom Table Mountain is now or may hereafter be affiliated, and each of them from any and all claims, demands, obligations, losses, causes of action, actions, damages, judgments, liens, penalties, costs, expenses (including, but not limited to, legal costs and attorneys' fees), liabilities, contentions, rights, debts, accounts, reckonings, duties, promises, subrogation rights, and indemnification rights, of any nature whatsoever, with respect to, pertaining to, or arising from any matters, acts, omissions, events, conduct, or occurrences at any time prior to and as of the date of this Agreement, held in the past, present or future by AVC, whether known or unknown, suspected or unsuspected, fixed or contingent, matured or unmatured, and arising out of, pertaining to, or concerning the Management Agreements, the Termination Agreement, the Consulting Agreement, the Consulting Agreement Amendments, the Note, and any and all claims that are, or might have been, the subject matter of the Federal Action and/or the State Court Action filed against Table Mountain by AVC.

      3.2   Table Mountain's Release

            Table Mountain on behalf of itself and its past, present, and future tribal members, General Council, Tribal Council, Tribal Chairperson, agents, employees, joint venturers, heirs, children, spouses, issue, trustors, trustees, subrogees, estates, beneficiaries, representatives, executors, administrators, attorneys, insurers, predecessors and successors in interest, and assigns, and each of them, and all those claiming by, through, under or in concert with Table Mountain, hereby absolutely, forever and fully, generally and specifically, releases and discharges AVC and its past, present, and future directors, officers, shareholders, owners, agents, employers, employees, joint venturers, representatives, heirs, spouse, children, issue, estates, beneficiaries, trustors, trustees, executors, administrators, attorneys, insurers, predecessors and successors in interest, assigns, and any other person, firm, or corporation with whom AVC is now or may hereafter be affiliated, and each of them from any and all claims, demands, obligations, losses, causes of action, actions, damages, judgments, liens, penalties, costs, expenses (including, but not limited to, legal costs and attorneys' fees), liabilities, contentions, rights, debts, accounts, reckonings, duties, promises, subrogation rights, and indemnification rights, of any nature whatsoever, with respect to, pertaining to, or arising from any matters, acts, omissions, events, conduct, or occurrences at any time prior to and as of the date of this Agreement, held in the past, present or future by Table Mountain, whether known or unknown, suspected or unsuspected, fixed or contingent, matured or unmatured, and arising out of, pertaining to, or concerning the Management Agreements, the Termination Agreement, the Consulting Agreement, the Consulting Agreement Amendments, the Note, and any or all claims that are, or might have been, the subject matter of the Federal Action and the State Court Action filed against Table Mountain by AVC. Notwithstanding any of the foregoing, Table Mountain does not warrant or represent that it has the authority to bind individual tribal members, future members, their heirs, children, and/or issue.

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      3.3   Complete Release, Civil Code Section 1542

            The Parties understand and acknowledge that the releases and discharges set forth above are general releases. The Parties expressly assume the risk of any and all claims for damages which exist as of this date, but of which the Parties do not know or suspect to exist, whether through ignorance, oversight, error, negligence, or otherwise, and which, if known would materially affect each Party's decision to enter into this Agreement. The Parties further acknowledge that they accept the releases of all claims as specified herein as a complete and final compromise of matters involving disputed issues of law and fact. The Parties assume the risk that the facts or law may be other than is now known. In this regard, the provisions of California Civil Code section 1542 are expressly waived and the Parties to this Agreement understand that said section provides:

            A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

            Each Party hereby represents and warrants to the other Party that such warranting Party understands the effect of this waiver of said Civil Code section and that such warranting Party is represented and has been advised in making this general release by an attorney licensed to practice law in the State of California.

      3.4   Investigation Related to Claims

            Each Party has made such investigation of the facts pertaining to this Agreement and the settlement described herein and of all of the matters pertaining thereto as such Party deems necessary.

      3.5   Agreement-Based Claims Excepted

            Notwithstanding anything contained in this Agreement appearing to the contrary, it is the express intention of the Parties, and each of them, that the claims released under the general releases in this Section 3 do not include:

            (i) claims, if any, which arise from, pertain to or may be based upon a breach of this Agreement including, but not limited to, a breach of any or all of the representations and warranties set forth in this Agreement; and

            (ii) claims, if any, which arise from, pertain to or may be based upon the executory obligations of this Agreement including but not limited to, any or all of the indemnifications set forth in this Agreement.

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      3.6   Conditions to Releases

            Notwithstanding any provision of this Agreement appearing to the contrary, the effectiveness of AVC's release in this Section 3 is conditioned upon Table Mountain's tender of the Settlement Amount required under Section 1 of this Agreement, and the effectiveness of Table Mountain's release in this
Section 3 is conditioned upon AVC's withdrawal of the Pending Petition.

4.    WARRANTIES: AUTHORITY, OWNERSHIP, ASSIGNMENT, ACTIONS

      4.1   Warranty Of Authority

            (A) The undersigned person who executes this Agreement on behalf of AVC represents and warrants that he/she has the authority of the board of directors, and any necessary officers and shareholders of AVC to do so, and agrees to indemnify and hold harmless Table Mountain from any claims that such authority did not exist.

            (B) The undersigned Tribal Chairperson of Table Mountain, who executes this Agreement on behalf of Table Mountain, represents and warrants that Table Mountain's entry into this Agreement has been authorized by Table Mountain's Tribal Council as well as its General Council (the Tribe's governing body) and said Tribal Chairperson has the authority of the General Council and the Tribal Council of Table Mountain to do so, and agrees to indemnify and hold harmless AVC from any claims that such authority did not exist.

      4.2   Warranty Of Ownership

            Each of the Parties represents and warrants to the other Party that such warranting Party: (a) is the lawful owner of everything released hereunder;
(b) has all necessary power and authority to make such release, including any necessary consent or approval from any person and including the absence of any duty or obligation that would prevent, or be put in breach or default by, such release; and (c) has not heretofore transferred or attempted to transfer all or any part of any such thing released in any manner whatsoever, including by way of subrogation or operation of law. Each of the Parties providing a release under this Agreement shall indemnify, defend and hold harmless all those who are intended to be released hereby, and each of them, with respect to any liability, cost, expense, including, but not limited to, reasonable attorneys' fees and costs, or claim with respect to, pertaining to, or arising from any assertion that such an obligation or transfer or lack of power, authority or ownership in any way limits such release.

      4.3   Warranty Regarding Action

            Each of the Parties represents and warrants to the other Party that there are no actions or proceedings of any kind by such warranting Party against the other Party, other than those expressly recognized herein.

5.    TABLE MOUNTAIN SOVEREIGN IMMUNITY

            Notwithstanding anything in this Agreement appearing to the contrary, including, but not limited to, references to specific California statutes, AVC acknowledges, understands and agrees that Table Mountain is in no way waiving its sovereign immunity in, or with respect to, this Agreement. Nothing in this Agreement shall be construed as either a general or limited waiver by Table Mountain of its sovereign immunity, whether in connection with this Agreement or any other claim AVC may possess.

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      5.1   Return of Table Mountain Records

            Within ten (10) business days from the effective date of this Agreement, AVC (including its counsel) shall deliver to Table Mountain's counsel (Sonnenschein Nath & Rosenthal in San Francisco) all originals, duplicates, reproductions, counterparts, copies, and any other version of documents/records produced by Table Mountain in discovery in the Federal Action and the State Court Action. Neither AVC nor its counsel may retain any copy or version of the documents/records required to be returned under this Subsection.

      5.2   Return of AVC Records

            Within ten (10) business days from the effective date of this Agreement, Table Mountain shall deliver to AVC's counsel (Shopoff & Cavallo in San Francisco) all originals, duplicates, reproductions, counterparts, copies, or any other version of documents/records produced by AVC in discovery in the Federal Action and State Court Action. Neither Table Mountain nor its counsel may retain any copy or version of the documents/records required to be returned under this Subsection.

6.    BINDING EFFECT

            This Agreement is binding upon and shall inure to the benefit of each of the Parties hereto, their respective agents, attorneys, employees, representatives, principals, partners, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

7.    ASSIGNMENT RESTRICTED

            This Agreement shall not be assignable by any Party hereto without the written prior consent of the other Party.

8.    DISCLAIMER OF LIABILITY

            The Parties acknowledge and agree that the execution of this Agreement is the result of compromise and the Agreement is entered into in good faith and shall never for any purpose be considered an admission of liability or responsibility concerning any of the claims compromised herein, which liability is expressly denied by the Parties, and no past or present wrongdoing on the part of any of the Parties shall be implied by such execution.

9.    FINAL INTEGRATED AGREEMENT

            This Agreement represents and contains the entire and only agreement and understanding among the Parties with respect to the subject matter of this Agreement, and supercedes any and all prior and contemporaneous oral and written agreements, understandings, representations, inducements, promises, warranty, and conditions among the Parties. No agreement, understanding, representation, inducement, promise, warranty, or condition of any kind with respect to the subject matter of this Agreement shall be relied upon by the Parties unless expressly incorporated herein.

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10.   AMENDMENTS; WAIVER

            This Agreement may not be amended or modified except by an agreement in writing signed by the Party against whom the enforcement of any modification or amendment is sought. No waiver of any condition or provision shall be enforceable unless made in writing.

11.   ADDITIONAL DOCUMENTS; TIME

            All Parties agree to cooperate fully and execute any and all supplementary documents and to take all additional actions which may be necessary or appropriate to give full force and effect to the basic terms and intent of this Agreement. Nothing in this Section, or elsewhere in this Agreement, shall be construed as requiring Table Mountain to ever waive its sovereign immunity. Time is of the essence in this Agreement and all transactions contemplated hereby.

12.   FEES AND EXPENSES

            Except as to any cost award that has been previously satisfied by the Party against whom it was awarded, the Parties hereto shall pay their own expenses, including court costs, legal and expert fees, incurred in the prosecution and defense of the Federal Action, the State Court Action, and incurred in the negotiation, preparation and execution of this Agreement.

13.   CONSTRUCTION

      13.1  Joint Drafting

            Each Party and counsel for each Party have reviewed and negotiated this Agreement, and accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party or the person who caused the ambiguity to exist shall not be employed in the interpretation of this Agreement. Accordingly, the Parties hereby waive the benefit of California Civil Code section 1654 and any successor or amended statute providing a rule of construction to that effect.

      13.2  Severability

            In the event that one or more of the provisions, or portions thereof, of this Agreement are determined to be illegal or unenforceable, the remainder of this Agreement shall not be affected thereby, but the Parties shall in good faith negotiate valid and enforceable replacement provisions that will to the greatest extent possible achieve the original intent of this Agreement.

      13.3  Construction and Interpretation

            This Agreement is entered into in the State of California and shall be construed and interpreted in accordance with its laws unless federal law otherwise controls the issue.

      13.4  Captions and Headings

            Section, subsection, paragraph and other captions or headings contained in this Agreement are inserted as a matter of convenience and for reference, and in no way define, limit, extend or otherwise describe the scope or intent of this Agreement or any provision hereof and shall not affect in any way the meaning or interpretation of this Agreement.

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14.   EFFECTIVE DATE

            This Agreement shall be effective as of the date as first written above, upon execution by the last of the Parties, but without regard to the date of execution.

15.   COUNTERPARTS

            This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original, and all of which together shall be deemed one and the same instrument.

16.   EFFECT OF AGREEMENT

            This Agreement may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit or other proceeding which may be instituted, prosecuted or attempted, in furtherance of any claim or action by any Party against the other, in breach of this Agreement.

17.   COMPREHENSION OF DOCUMENT

      IN ENTERING INTO THIS AGREEMENT, EACH PARTY REPRESENTS THAT IT HAS RELIED UPON THE LEGAL ADVICE OF ITS ATTORNEYS, WHO ARE THE ATTORNEYS OF ITS OWN CHOICE. EACH PARTY FURTHER REPRESENTS THAT THE TERMS OF THIS AGREEMENT HAVE BEEN COMPLETELY READ AND EXPLAINED TO IT BY ITS ATTORNEYS, AND THAT THOSE TERMS ARE FULLY UNDERSTOOD AND VOLUNTARILY ACCEPTED BY SUCH PARTY.

      IN WITNESS WHEREOF, each Party to the settlement and this Agreement executes this Agreement as of the day and year first above written.

TABLE MOUNTAIN RANCHERIA

/s/ Table Mountain Rancheria        Dated: _________________________
----------------------------
By _________________________
Title: _____________________


AMERICAN VANTAGE COMPANIES, INC.

/s/ American Vantage Companies      Dated: _________________________
-----------------------------
By:__________________________
Title: ______________________


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